UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018 (March 8, 2018)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Additional RMB Facility

On March 9, 2018, Net 1 UEPS Technologies, Inc. (“Net1”), through one of its subsidiaries, Net1 Applied Technologies South Africa Proprietary Limited (“Net1 SA”), entered into a Amendment & Restatement Agreement, which includes an Amended and Restated Common Terms Agreement, and a Senior Facility D Agreement (collectively, the “Loan Documents”) with FirstRand Bank Limited, acting through its Rand Merchant Bank division (“RMB”) and certain other parties, pursuant to which, among other things, Net1 SA may borrow up to an aggregate of ZAR 210 million to fund Net1 SA’s working capital and general corporate requirements, including acquisitions. Net1 agreed to guarantee the obligations of Net1 SA to RMB.

Additional Investment in DNI

On March 8, 2018, Net1, through Net1 SA, entered into a Tranche I Subscription Agreement, a Tranche II Subscription Agreement and a Net1 Loan Agreement (collectively, the “DNI Documents”) with DNI-4PL Contracts Proprietary Limited (“DNI”) and certain other parties, pursuant to which Net1 SA will, subject to certain conditions precedent (a) subscribe for 4,000,000 ordinary “A” shares of DNI for an aggregate amount of ZAR 89.3 million, (b) subscribe for an additional 6,000,000 ordinary “A” shares of DNI for an aggregate amount of ZAR 126.0 million and (c) provide an interest-free loan of up to ZAR 126.0 million to DNI. Net1 SA expects to finance the investments, in part, with the proceeds from its Facility D loan from RMB. The transaction is subject to suspensive conditions which are typical for a transaction of this nature.

Net1 SA currently holds a 45% voting and economic interest in DNI and, upon the consummation of the Tranche I subscription, it will acquire an additional 4% voting and economic interest in DNI. The Tranche II subscription is conditional, amongst other things, on Competition Commission approval by no later than June 30, 2018, and if all conditions are satisfied, Net1 SA will acquire an additional 6% voting and economic interest in DNI. The loan to DNI is due in full on or before June 30, 2018.

As previously disclosed, under the terms of Net1 SA’s agreements with DNI, Net1 SA is required to pay to DNI an additional amount of up to ZAR 360.0 million ($30.3 million), in cash, subject to the achievement of certain performance targets by DNI. In connection with this acquisition of additional shares of DNI, the additional amount of up to ZAR 360 million potentially due to DNI will increase to (i) up to ZAR 380.0 million ($31.9 million) if the Tranche I subscription is completed and (ii) up to ZAR 400.0 million ($33.6 million) if the Tranche II subscription is completed.

The material terms and conditions of the Loan Documents are more fully discussed in Item 2.03 below. The foregoing descriptions of the Loan Documents and the DNI Documents, and the descriptions of the Loan Documents contained in Item 2.03 below, do not purport to be complete and are qualified in their entirety by reference to the full text thereof, copies of which are attached hereto as Exhibits 10.84 through 10.88 and are incorporated herein by reference.

On March 9, 2018, the USD/ZAR exchange rate was $1.00/ ZAR 11.90.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Loan Documents provide for a Facility D term loan of up to ZAR 210.0 million.

Interest on the term loan is payable on the last day of March, June, September and December and on the final maturity date based on the Johannesburg Interbank Agreed Rate in effect from time to time plus a margin of 2.75% . The JIBAR rate was 7.125% on March 9, 2018.

The loan matures on March 31, 2020.

Principal repayments on the loan are due in quarterly installments, beginning on June 30, 2018, in amounts determined based on the completion of the acquisition of the Tranche II subscription shares in DNI. Voluntary prepayments are permitted without early repayment fees or penalties.

The loan is secured by a pledge by Net1 SA of, among other things, its entire equity interests in Cell C and DNI-4PL Contracts Proprietary Limited. The Loan Documents contain customary covenants that require Net1 SA to maintain a specified total net leverage ratio and restrict the ability of Net1 SA, and certain of its subsidiaries to make certain distributions with respect to their capital stock, prepay other debt, encumber their assets, incur additional indebtedness, make investment above specified levels, engage in certain business combinations and engage in other corporate activities.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
No.	Description

10.84

Amendment and Restatement Agreement, dated March 9, 2018, among Net1 Applied Technologies South Africa Proprietary Limited, Net 1 UEPS Technologies, Inc., the parties listed in Part I of Schedule 1 thereto, as the original guarantors, FirstRand Bank Limited (acting through its Rand Merchant Bank division), as an arranger, Nedbank Limited (acting through its Corporate and Investment Banking division), as an arranger, the parties listed in Part II of Schedule 1 thereto, as the original lenders, and FirstRand Bank Limited (acting through its Rand Merchant Bank division), as agent.

10.85

Senior Facility D Agreement, dated March 9, 2018, among Net1 Applied Technologies South Africa Proprietary Limited, FirstRand Bank Limited (acting through its Rand Merchant Bank division), as original lender, and FirstRand Bank Limited (acting through its Rand Merchant Bank division), as agent.

10.86	Tranche I Subscription Agreement, dated March 8, 2018, among Net1 Applied Technologies South Africa Proprietary Limited and DNI–4PL Contracts Proprietary Limited.

10.87	Tranche II Subscription Agreement, dated March 8, 2018, among Net1 Applied Technologies South Africa Proprietary Limited and DNI–4PL Contracts Proprietary Limited.

10.88	Net1 Loan Agreement, dated March 8, 2018, among Net1 Applied Technologies South Africa Proprietary Limited and DNI–4PL Contracts Proprietary Limited.

The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by Net1 under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: March 9, 2018	By: /s/ Herman G. Kotzé
Name: Herman G. Kotzé
Title: Chief Executive Officer